Exhibit 99.1

Cabot Corp Reports First Quarter Adjusted EPS of $0.86 and Diluted EPS of $1.23

Volume improvements drove 30% increase in year over year adjusted EPS

BOSTON--(BUSINESS WIRE)--January 29, 2014--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2014.

Key Highlights

  Double-digit year over year volume growth in Reinforcement Materials and Performance Materials
  Strong quarter for Advanced Technologies
  Completion of NHUMO acquisition strengthens leadership position in carbon black
  Commercialization of new China carbon black plant progressing well

(In millions, except per share amounts)	First Quarter
	2014	2013

Net sales	$899	$820
Net income attributable to Cabot Corporation	$80	$20

Net earnings per share attributable to Cabot Corporation	$1.23	$0.31
Less Adjustments:
Net loss per share from discontinued operations	$-	$(0.02)
Certain items per share	$0.37	$(0.33)
Adjusted EPS	$0.86	$0.66

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “I am pleased with our strong start in fiscal 2014. We delivered our second best quarter in the history of our Reinforcement Materials segment along with strong performance in Advanced Technologies and Performance Materials.” Prevost continued, “In addition to recovery in global demand, our volumes grew year over year through the successful commercialization of new capacity and the addition of our Mexican carbon black acquisition. However, I was disappointed by another difficult quarter in Purification Solutions as we continued to face operational issues that resulted in lower volumes and cost increases. On the strategic front, the integration of the NHUMO acquisition and the commercialization of our new China carbon black plant are progressing well.”

Financial Detail
For the first quarter of fiscal 2014, net income attributable to Cabot Corporation was $80 million ($1.23 per diluted common share). Net income includes a per share benefit of $0.37 from certain items, principally related to a gain recognized on our existing investment in our Mexican joint venture as a result of the acquisition. Adjusted EPS for the first quarter of fiscal 2014 was $0.86 per share.

Segment Results
Reinforcement Materials -- First quarter fiscal 2014 EBIT in Reinforcement Materials increased by $14 million compared to the same quarter of fiscal 2013 due to 15% higher volumes from improved demand in all regions and the addition of new capacity in China and Mexico. Higher costs associated with the new capacity and lower pricing in Asia and Europe were offset by raw material purchasing savings and one-time benefits that lowered fixed costs in the quarter. Sequentially, EBIT increased by $17 million due to 7% higher volumes, improved margins from raw material purchasing savings, and one-time benefits that lowered fixed costs in the quarter.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2014 as compared to the same quarter of the prior year and the fourth quarter of fiscal 2013 are included in the table below:

	First Quarter	First Quarter
	Year over Year Change	Sequential Change

Global, including NHUMO	15%	7%
Global, excluding NHUMO	10%	2%
Japan	7%	(5%)
Southeast Asia	4%	-
China	9%	7%
Europe, Middle East, Africa	15%	1%
North America	7%	2%
South America	16%	(1%)
*Regional volumes exclude NHUMO sales.

Performance Materials -- First quarter fiscal 2014 EBIT in Performance Materials increased by $7 million compared to the first quarter of fiscal 2013. Volumes in Specialty Carbons and Compounds increased 16% and volumes in Fumed Metal Oxides increased 5%. Sequentially, Performance Materials EBIT increased by $1 million. Volumes decreased 8% sequentially in both Specialty Carbons and Compounds and Fumed Metal Oxides due to normal seasonal patterns. These volume declines were offset by lower costs associated with the increase in inventory levels in the first quarter of fiscal 2014 as compared to the decrease in inventory levels in the fourth quarter of fiscal 2013.

Advanced Technologies -- Advanced Technologies EBIT increased by $17 million from the first quarter of fiscal 2013. The EBIT increase was driven by higher rental activity in Specialty Fluids, and higher royalties and a $4 million technology milestone payment in Elastomer Composites. Sequentially, Advanced Technologies EBIT decreased $2 million as compared to the fourth quarter of fiscal 2013 due to lower sales in Specialty Fluids. This was partially offset by the technology milestone payment in Elastomer Composites.

Purification Solutions -- For the first quarter of fiscal 2014, Purification Solutions EBIT decreased by $14 million compared to the same quarter of fiscal 2013. The EBIT decrease was driven by lower volumes from declines in the air and gas end market, the timing of water projects, and supply constraints due to operational issues. The segment also experienced higher costs associated with increased maintenance activity and a higher allocation of functional and indirect costs. Sequentially, Purification Solutions EBIT decreased $1 million. Volumes declined due to seasonal impacts and supply constraints as a result of operational issues. The segment also experienced higher costs associated with increased maintenance activity and a higher allocation of functional and indirect costs. These unfavorable impacts were partially offset by higher prices and lower costs associated with maintaining relatively flat inventory levels in the first quarter of fiscal 2014 as compared to the decrease in inventory levels in the fourth quarter of fiscal 2013.

Cash Performance -- The Company ended the first quarter of fiscal 2014 with a cash balance of $105 million, an increase of $10 million from the fourth quarter of fiscal 2013. During the first quarter of fiscal 2014, the Company generated adjusted EBITDA of $150 million. Uses of cash during the first quarter include $42 million for capital expenditures and an increase in net working capital of $164 million. The Company also completed the acquisition of NHUMO, which resulted in a cash payment of $66 million, net of a $14 million special dividend received from the Mexican joint venture prior to the closing of the transaction.

Taxes -- During the first quarter of fiscal 2014, the Company recorded a net tax provision of $24 million for an effective tax rate of 22%. Excluding the impact of certain items, the operating tax rate on continuing operations for the first quarter of fiscal 2014 was 28%.

Outlook
“We are increasingly optimistic about fiscal 2014 after seeing the recent positive demand trends in our Reinforcement Materials and Performance Materials segments,” Prevost said, commenting on the outlook for the Company. “We expect tire and automotive industry demand to improve in 2014 along with infrastructure-related spending, albeit at a modest pace. In our Specialty Fluids business, the longer-term pipeline of projects remains strong, however, in the coming months, we expect to see a lower level of activity as compared to recent quarters. In the Purification Solutions segment, we are focused on improving our operational performance to restore profitability and preparing for growth in the North American market. Overall, we remain focused on executing our strategy and we are confident in our ability to deliver earnings growth to our shareholders.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, January 30, 2014. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants , cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions or other development projects, including at our mine in Manitoba, as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); changes in raw material costs; demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate , the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the first quarter of 2014 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2013	2012

Net sales and other operating revenues	$899	$820

Cost of sales	720	673

Gross profit	179	147

Selling and administrative expenses	77	73

Research and technical expenses	16	19
Income from operations	86	55

Other income (expense)

Interest and dividend income	1	1

Interest expense	(14)	(16)

Other income (A)	35	1

Total other income (expense)	22	(14)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	108	41

Provision for income taxes	(24)	(19)

Equity in earnings of affiliated companies	2	3

Income from continuing operations	86	25

Loss from discontinued operations, net of tax (B)	-	(1)

Net income	86	24

Net income attributable to noncontrolling interests	6	4

Net income attributable to Cabot Corporation	$80	$20

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$1.23	$0.33

Discontinued operations (B)	-	(0.02)

Net income attributable to Cabot Corporation	$1.23	$0.31

Weighted average common shares outstanding
Diluted	64.8	64.1

(A) Included in the FY 2014 results is $29.1 million related to a non-cash gain on Cabot's existing investment in its Mexican joint venture, NHUMO, as a result of the acquisition of the remaining 60% common equity that the Company did not previously own.

(B) Amounts relate primarily to the divesture of the Supermetals Business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2013	2012

Sales

Reinforcement Materials	$517	$475

Performance Materials	217	196
Specialty Carbons and Compounds	148	132
Fumed Metal Oxides	69	64

Advanced Technologies	65	38
Inkjet Colorants	15	16
Aerogel	5	5
Security Materials	1	1
Elastomer Composites	16	8
Specialty Fluids	28	8

Purification Solutions	77	93

Segment sales	876	802

Unallocated and other (A)	23	18

Net sales and other operating revenues	$899	$820

Segment Earnings Before Interest and Taxes (B) (C)

Reinforcement Materials	$64	$50

Performance Materials	34	27

Advanced Technologies	24	7

Purification Solutions	(9)	5

Total Segment Earnings Before Interest and Taxes (C)	113	89

Unallocated and Other

Interest expense	(14)	(16)
Certain items (D)	24	(20)
Unallocated corporate costs (C)	(13)	(12)
General unallocated income (E)	-	3
Less: Equity in earnings of affiliated companies	(2)	(3)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	108	41

Provision for income taxes (including tax certain items)	(24)	(19)

Equity in earnings of affiliated companies	2	3

Income from continuing operations	86	25

Loss from discontinued operations, net of tax (F)	-	(1)

Net income	86	24

Net income attributable to noncontrolling interests	6	4

Net income attributable to Cabot Corporation	$80	$20

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$1.23	$0.33

Discontinued operations (F)	-	(0.02)

Net income attributable to Cabot Corporation	$1.23	$0.31

Adjusted earnings per share

Adjusted EPS (G)	$0.86	$0.66

Weighted average common shares outstanding

Diluted	64.8	64.1

(A) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Fiscal 2013 Segment EBIT and General unallocated (expense) income have been recast from the reporting of the first quarter of fiscal 2013 to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. These allocations were previously reflected in Unallocated corporate costs and other segment results. The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(E) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate primarily to the divesture of the Supermetals business.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2013	2013
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$105	$95
Accounts and notes receivable, net of reserve for doubtful accounts of $12 and $8	696	634
Inventories:
Raw materials	128	102
Work in process	2	2
Finished goods	339	310
Other	44	44
Total inventories	513	458
Prepaid expenses and other current assets	65	58
Notes receivable from sale of business	215	214
Deferred income taxes	21	36
Total current assets	1,615	1,495

Property, plant and equipment, net	1,641	1,605

Goodwill	559	504
Equity affiliates	78	119
Intangible assets, net of accumulated amortization of $22 and $18	364	310
Assets held for rent	53	49
Deferred income taxes	62	68
Other assets	83	83

Total assets	$4,455	$4,233

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2013	2013
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$421	$264
Accounts payable and accrued liabilities	487	534
Income taxes payable	38	30
Deferred income taxes	4	2
Current portion of long-term debt	19	14
Total current liabilities	969	844

Long-term debt	1,026	1,020
Deferred income taxes	32	21
Other liabilities	264	265
Redeemable preferred stock	28	-

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,612,793 and 64,223,985 shares
Outstanding: 64,360,252 and 63,970,502 shares	65	64
Less cost of 252,541 and 253,483 shares of common treasury stock	(8)	(8)
Additional paid-in capital	43	39
Retained earnings	1,822	1,755
Deferred employee benefits	-	(2)
Accumulated other comprehensive income	83	103
Total Cabot Corporation stockholders' equity	2,005	1,951
Noncontrolling interests	131	132
Total stockholders' equity	2,136	2,083
Total liabilities and stockholders' equity	$4,455	$4,233

CABOT CORPORATION

	Fiscal 2013					Fiscal 2014
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	475	459	486	482	1,902	517	-	-	-	517
Performance Materials	196	243	233	232	904	217	-	-	-	217
Specialty Carbons and Compounds	132	173	159	158	622	148	-	-	-	148
Fumed Metal Oxides	64	70	74	74	282	69	-	-	-	69
Advanced Technologies	38	41	69	74	222	65	-	-	-	65
Inkjet Colorants	16	12	18	18	64	15	-	-	-	15
Aerogel	5	3	9	4	21	5	-	-	-	5
Security Materials	1	2	2	2	7	1	-	-	-	1
Elastomer Composites	8	4	5	12	29	16	-	-	-	16
Specialty Fluids	8	20	35	38	101	28	-	-	-	28
Purification Solutions	93	79	86	90	348	77	-	-	-	77
Segment Sales	802	822	874	878	3,376	876	-	-	-	876
Unallocated and other (A)	18	20	29	20	87	23	-	-	-	23

Net sales and other operating revenues	$820	$842	$903	$898	$3,463	$899	$-	$-	$-	$899

Segment Earnings Before Interest and Taxes (B) (C)
Reinforcement Materials	50	42	49	47	188	64	-	-	-	64
Performance Materials	27	37	35	33	132	34	-	-	-	34
Advanced Technologies	7	8	27	26	68	24	-	-	-	24
Purification Solutions	5	-	(1)	(8)	(4)	(9)	-	-	-	(9)
Total Segment Earnings Before Interest and Taxes (C)	89	87	110	98	384	113	-	-	-	113

Unallocated and Other
Interest expense	(16)	(16)	(15)	(15)	(62)	(14)	-	-	-	(14)
Certain items (D)	(20)	(20)	(4)	(12)	(56)	24	-	-	-	24
Unallocated corporate costs (C)	(12)	(14)	(12)	(11)	(49)	(13)	-	-	-	(13)
General unallocated income (expense) (E)	3	2	(3)	(3)	(1)	-	-	-	-	-
Less: Equity in earnings of affiliated companies	(3)	(3)	(3)	(2)	(11)	(2)	-	-	-	(2)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	41	36	73	55	205	108	-	-	-	108

Provision for income taxes (including tax certain items)	(19)	(16)	(16)	(7)	(58)	(24)	-	-	-	(24)
Equity in earnings of affiliated companies	3	3	3	2	11	2	-	-	-	2

Income from continuing operations	25	23	60	50	158	86	-	-	-	86
(Loss) income from discontinued operations, net of tax (F)	(1)	-	2	1	2	-	-	-	-	-

Net income	24	23	62	51	160	86	-	-	-	86

Net income (loss) attributable to noncontrolling interests	4	(4)	3	4	7	6		-	-	6

Net income attributable to Cabot Corporation	$20	$27	$59	$47	$153	$80	$-	$-	$-	$80

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.33	$0.42	$0.86	$0.71	$2.32	$1.23	$-	$-	$-	$1.23
Discontinued operations (F)	(0.02)	-	0.04	0.02	0.04	-	-	-	-	-
Net income attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36	$1.23	$-	$-	$-	$1.23

Adjusted earnings per share

Adjusted EPS (G)	$0.66	$0.63	$0.84	$0.78	$2.91	$0.86	$-	$-	$-	$0.86

Weighted average common shares outstanding
Diluted	64.1	64.4	64.5	64.7	64.5	64.8	-	-	-	64.8

(A) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) The first three quarters of fiscal 2013 Segment EBIT and General unallocated income (expense) have been recast to reflect an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. These allocations were previously reflected in Unallocated corporate costs and other segment results. The recast results for each quarter of fiscal 2013 are consistent with those that were presented in conjunction with Cabot's year end fiscal 2013 earnings release.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(E) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate primarily to the divesture of the Supermetals business.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31			Three Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions		Per Share After Tax
			2013	2012	2013	2012
			$	$	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(5)	$(6)	$(0.05)	$(0.06)
Acquisition and integration-related charges			(5)	(14)	(0.05)	(0.15)
Foreign currency gain on revaluations			6	-	0.06	-
Gain on step-acquisition of Nhumo			29	-	0.45	-
Environmental and legal reserves			(1)	-	(0.02)	-
Certain items before tax			24	(20)	0.39	(0.21)

Tax impact of certain items			1	6
Certain items after tax			25	(14)	0.39	(0.21)

Tax-related certain items

Tax impact of certain foreign exchange losses			-	(7)	-	(0.11)

Discrete tax items			(1)	-	(0.02)	(0.01)

Total tax-related certain items			(1)	(7)	(0.02)	(0.12)

Total certain items after tax			24	(21)	0.37	(0.33)

Discontinued operations after income taxes (B)			-	(1)	-	(0.02)

Total discontinued operations after tax			$-	$(1)	$-	$(0.02)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31			Three Months
Dollars in millions, Pre-Tax (unaudited)			2013	2012

Statement of Operations Line Item (C)

Cost of sales			$(8)	$(14)

Selling and administrative expenses			(3)	(5)

Research and technical expenses			-	(1)
Other income			35	-
Total certain items			$24	$(20)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31			Three Months
Dollars in millions (unaudited)			2013	2012

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes			$(24)	$(19)

Less: Tax impact of certain items			1	6

Less: Tax related certain items			(1)	(7)

Provision for income taxes, excluding certain items			$(24)	$(18)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31			Three Months
Dollars in millions (unaudited)			2013	2012

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes			$(24)	$(19)

Effective tax rate			22%	47%

Impact of discrete tax items:
Unusual or infrequent items			(1%)	(17%)
Items related to uncertain tax positions			1%	(1%)
Other discrete tax items			(1%)	(2%)
Impact of certain items			7%	-%
Operating tax rate			28%	27%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2013 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2013(A)						Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.31	$0.42	$0.90	$0.73	$2.36		$1.23	$-	$-	$-	$1.23
Less: Net (loss) income per share from discontinued operations(B)	(0.02)	-	0.04	0.02	0.04		-	-	-	-	-
Net income per share from continuing operations	$0.33	$0.42	$0.86	$0.71	$2.32		$1.23	$-	$-	$-	$1.23
Less: Certain items after tax	(0.33)	(0.21)	0.02	(0.07)	(0.59)		0.37	-	-	-	0.37
Adjusted earnings per share	$0.66	$0.63	$0.84	$0.78	$2.91		$0.86	$-	$-	$-	$0.86

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.

(B) Amounts relate primarily to the divesture of the Supermetals Business.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.